                                                                    EXHIBIT 4(h)


                          THIRD SUPPLEMENTAL INDENTURE

     This Third Supplemental Indenture, effective as of August 31, 2002 (this "Third Supplemental Indenture"), among CenterPoint Energy, Inc., a Texas corporation ("CNP"), Reliant Energy, Incorporated (formerly Houston Lighting & Power Company), a Texas corporation ("REI"), Reliant Energy Resources Corp. (formerly NorAm Energy Corp.), a Delaware corporation ("RERC"), and The Bank of New York, as Trustee (the "Trustee"), supplements the Indenture dated as of June 15, 1996 between NorAm Energy Corp., a Delaware corporation ("NorAm"), and the Trustee, as supplemented by the First Supplemental Indenture, dated as of June 15, 1996 (the "First Supplemental Indenture") between NorAm and the Trustee and the Second Supplemental Indenture dated as of August 6, 1997 (the "Second Supplemental Indenture") among Houston Lighting & Power Company, HI Merger, Inc., a Delaware corporation, NorAm, and the Trustee (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the "Indenture"), under which RERC's 6 1/4% Convertible Junior Subordinated Debentures (the "Debentures") were issued and are outstanding.


                                    RECITALS

     WHEREAS, pursuant to the terms of the Indenture, each $50 principal amount of the Debentures is currently convertible into $33.62 of cash (the "Cash Consideration") and 1.55 shares of common stock, without par value, of REI ("REI Common Stock");

     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of October 19, 2001 (the "Merger Agreement") among REI, Reliant Energy MergerCo, Inc., a Texas corporation and indirect subsidiary of CNP ("MergerCo"), and CNP, REI will be merged with and into MergerCo, with REI to be the surviving corporation (the "Merger");

     WHEREAS, at the effective time of the Merger (the "Effective Time"), each outstanding share of REI Common Stock will be converted into one share of common stock, par value $0.01 per share, of CNP ("CNP Common Stock");

     WHEREAS, in connection with the Merger, CNP, REI and RERC have duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture in order to reflect the results of the Merger as required by Section
7.4 of the First Supplemental Indenture;

     WHEREAS, Section 7.4 of the First Supplemental Indenture requires that, as a result of the Merger, each Holder of a Debenture shall have the right to convert the Debenture into the consideration receivable upon the Merger by a holder of the number of shares of REI Common Stock into which the Debenture could have been converted immediately prior to the Merger;

     WHEREAS, Section 9.1 of the Indenture provides that under certain conditions RERC and the Trustee, without the consent of the Holders of Debentures, from time to time and at any time, may enter into an indenture supplemental to the Indenture, inter alia, to evidence the assumption by any successor of the covenants under the Indenture and in the Debentures and to add to such covenants for the benefit of the Holders of Debentures;



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                NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE
                                  WITNESSETH:

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to comply with
Section 9.1 of the Indenture and Section 7.4 of the First Supplemental Indenture, the parties hereto hereby agree, for the equal and proportionate benefit of the respective Holders from time to time of the Debentures, as follows:

     Section 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Indenture.

     Section 2. Conversion Privilege. The Holder of each Debenture outstanding as of the Effective Time (and each subsequent Holder) shall have the right from and after the Effective Time to convert such Debenture only into (i) 1.55 shares of CNP Common Stock (the "Stock Consideration"), subject to the adjustments provided for in Article Seven of the First Supplemental Indenture, (and cash in lieu of fractional shares of CNP Common Stock) and (ii) the Cash Consideration.

     Section 3. Additional Covenants of CNP. CNP hereby (i) agrees to (A) reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the conversion of Debentures as provided in this Third Supplemental Indenture and the First Supplemental Indenture, a number of shares of CNP Common Stock sufficient to issue the Stock Consideration upon the conversion of all outstanding Debentures and (B) issue and cause to be delivered in accordance with this Third Supplemental Indenture, the First Supplemental Indenture and the Company's instructions, the Stock Consideration and the Cash Consideration upon conversion of any Debenture and (ii) warrants that all shares of CNP Common Stock that may be issued upon the conversion of any Debenture, when so issued, shall be duly authorized, validly issued, fully paid and nonassessable.

     Section 4. Ratification. The Indenture as hereby supplemented is in all respects ratified and confirmed by each of the parties hereto, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

     Section 5. Governing Law. The laws of the State of New York shall govern this Third Supplemental Indenture without regard to principles of conflicts of laws.

     Section 6. Successors. All agreements of the parties hereto in this Third Supplemental Indenture shall bind their respective successors.

     Section 7. Multiple Counterparts. The parties hereto may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 8. Trustee's Disclaimer. The recitals contained herein shall be taken as the statements of REI, CNP and RERC, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.



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

     IN WITNESS WHEREOF, the undersigned have caused this Third Supplemental Indenture to be executed by its duly authorized officer as of the date first above written.


                                       CENTERPOINT ENERGY, INC.


                                       By:           /s/ Rufus Scott
                                          --------------------------------------
Attest:                                   Name: Rufus Scott
                                          Title: Vice President

By:      /s/ Richard B. Dauphin
   -----------------------------------
   Name: Richard B. Dauphin
   Title: Assistant Corporate
          Secretary


                                       RELIANT ENERGY, INCORPORATED


                                       By:         /s/ Marc Kilbride
                                          --------------------------------------
Attest:                                   Name: Marc Kilbride
                                          Title: Treasurer

By:      /s/ Richard B. Dauphin
   -----------------------------------
   Name: Richard B. Dauphin
   Title: Assistant Corporate
          Secretary


                                       RELIANT ENERGY RESOURCES CORP.


                                       By:          /s/ Rufus Scott
                                          --------------------------------------
Attest:                                   Name: Rufus Scott
                                          Title: Vice President

By:      /s/ Richard B. Dauphin
   -----------------------------------
   Name: Richard B. Dauphin
   Title: Assistant Corporate
          Secretary


                                       THE BANK OF NEW YORK, Trustee


                                       By:      /s/ Barbara A. Bevelaqua
                                          --------------------------------------
Attest:                                   Name: Barbara A. Bevelaqua
                                          Title: Vice President

By:       /s/ Beata Hryniewicka
   -----------------------------------
   Name: Beata Hryniewicka
   Title: Assistant Treasurer



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